Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Third Quarter 2013 Results

•	Total revenue increased 3%
•	Fiber and Data revenue increased 8%
•	Net income increased 7%
•	Enventis became company's unified brand across entire service area
•	Company signed favorable amended credit agreement
•	Company announced increased dividend, payable in fourth quarter

MANKATO, Minn., November 4, 2013 — HickoryTech Corporation (NASDAQ: HTCO), doing business as Enventis, today reported total revenue of $47.1 million for the third quarter ending September 30, 2013, an increase of 3 percent year over year.  Fiber & Data revenue increased 8 percent over third quarter 2012.  Telecom revenue was $15.6 million and Equipment revenue was up 2 percent totaling $15.3 million. Net Income totaled $1.9 million, up 7 percent from a year ago.

"HickoryTech's momentum continues as we have increased strategic fiber and data revenue 14 percent year to date," said John Finke, HickoryTech's president and chief executive officer.  "Our disciplined approach to expand our fiber network directly to customers is well underway as we make targeted investments to drive future growth."

Fiber and Data Segment (before inter-segment eliminations)
Third quarter Fiber and Data revenue totaled $17.0 million, up 8 percent year over year.  Revenue in this segment totaled $50.6 million for the nine-month period ended September 30, 2013, up 14 percent year over year.  This growth is the result of increased sales within our business and wholesale services as well as nine months of Fargo operations.
•	Fiber and Data revenue is comprised of 57 percent retail business and 43 percent wholesale revenue in the third quarter 2013. Year to date, business services accounts for 56 percent and wholesale services accounts for 44 percent of fiber and data revenue.
•	Costs and expenses for this segment totaled $15.2 million and are up 15 percent due to increased costs to support growth in this segment.
•	Operating income totaled $1.7 million in this segment, down 30 percent year over year.
•	Net income totaled $1.0 million, down 30 percent year over year.
•	Year-to-date, operating income and net income are both down 21 percent. Increased depreciation and a pre-tax impairment charge of $638,000 are key drivers behind this decline.

Equipment Segment (before inter-segment eliminations)
Third quarter Equipment Segment revenue totaled $15.3 million, a 2 percent increase year over year.
•	Equipment revenue was $12.8 million, a 1 percent decrease compared to a year ago, and Support Services revenue, which includes advisory, design, implementation and maintenance support services, was $2.5 million, a 19 percent increase over third quarter 2012.
•	Operating income totaled $1.0 million in this segment, a 16 percent increase over the prior year.
•	Net income totaled $614,000, a 16 percent increase over the prior year.

Telecom Segment (before inter-segment eliminations)
Third quarter Telecom Segment revenue totaled $15.6 million, down 1 percent from a year ago. Telecom results are positively impacted by broadband growth and hindered by network access and local service revenue declines.
•	Broadband revenue increased 8 percent in the third quarter. DSL subscribers increased 5 percent and Digital TV subscribers were up 10 percent, totaling 20,793 and 11,327 subscribers respectively.

•	Costs and expenses totaled $14.1 million, down 2 percent year over year.
•	Operating income totaled $1.5 million in this segment, a 9 percent increase over the prior year.
•	Net income totaled $891,000, a 9 percent increase compared to the third quarter 2012.

Total capital expenditures in the third quarter were $8.5 million, compared with $9.4 million in the comparable quarter in 2012.  On a nine-month, year-to-date basis, capital expenditures were $20.8 million compared to $18.9 million for the same period in 2012.

During the third quarter, the company purchased no additional shares of HickoryTech stock as part of a previously authorized stock repurchase plan, but on a year-to-date basis the company has purchased and retired 124,285 company shares for $1,275,000.

Debt Position
Long-term debt and current maturities, including capitalized leases, totaled $135.6 million as of September 30, 2013.  The third quarter 2013 debt balance represents a leverage ratio of 2.85 to one times EBITDA, as defined by the company's credit agreement.

"The strength and free cash flow of our business enables us to maintain favorable financing terms and gives us the flexibility to pursue strategic initiatives while maintaining shareholder value," added Finke.

Amended Debt Agreement
On October 30, the company signed an amendment to its credit facility, which provides financing for six years through December 31, 2019, a reduction in interest costs, and expanded terms and features within the agreement.  The Company has an unused revolving credit line of $30 million within the credit facility, and access to additional term debt for acquisitions.  Eight banks participated in the amended syndicated bank facility.

Dividend Increase
For the fourth consecutive year, the company announced a quarterly dividend increase.  The dividend payable December 5 will be $0.15 per share, a 3.4 percent increase over the previously declared dividend.

Brand Change
In October 2013, the company announced it will align all its services under a unified brand, Enventis, across the company's entire service area.  The company will also seek shareholder approval to change its corporate name to Enventis Corporation at its shareholder meeting in May 2014.

Fiscal Outlook for 2013
HickoryTech confirms its previous fiscal 2013 outlook.
•	Revenue is expected to be within a range of a 2 percent decline to a 3 percent increase as compared to 2012 revenue. The company expects growth in business services to offset the majority of the legacy Telecom services decline.
•	Net income is expected to be in a range of a 7 percent decline to a 14 percent increase versus 2012 net income.
•	Capital expenditures are expected to decline by 6 percent to 20 percent compared with 2012 spending, ranging from $24 million to $28.2 million.
•	EBITDA is expected to be in a range of a 2 percent to 8 percent increase as compared to 2012 EBITDA.
•	The company expects its year-end debt balance to be down 1 percent to 3 percent and be in a range of $133 million to $136 million.

Conference Call and Webcast
HickoryTech will hold a conference call and webcast on Tuesday, November 5, at 9 a.m. CT to review the company's third-quarter 2013 results. The conference call dial-in number is 877-372-0867 for U.S. and Canadian callers, conference ID 90953264.  A simultaneous webcast with audio and presentation will be available at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest and is doing business as Enventis.  With headquarters in Mankato, Minn., the corporation has 500 employees and an expanded, multi-state fiber network spanning more than 4,100 route miles serving Minnesota, Iowa, North Dakota and South Dakota. The company provides IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems to businesses across a five-state region.  The company also offers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO, and is a member of the Russell 2000 Index.  For more information, visit www.enventis.com.

Non-GAAP Measures
To supplement the Company's financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company's performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands, except share data)	2013	2012	Change	2013	2012	Change
Operating revenue:
Equipment	$12,849	$12,915	-1%	$41,123	$38,954	6%
Services	34,239	32,898	4%	101,875	97,660	4%
Total operating revenue	47,088	45,813	3%	142,998	136,614	5%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	10,929	10,906	0%	35,011	33,664	4%
Cost of services, excluding depreciation and amortization	17,406	16,358	6%	50,976	47,589	7%
Selling, general and administrative expenses	6,953	7,123	-2%	21,449	21,270	1%
Asset impairment	-	-		638	-
Depreciation and amortization	7,514	6,869	9%	21,775	19,795	10%
Total costs and expenses	42,802	41,256	4%	129,849	122,318	6%

Operating income	4,286	4,557	-6%	13,149	14,296	-8%

Interest and other income	1	3	-67%	16	37	-57%
Interest expense	(1,155)	(1,625)	-29%	(3,425)	(4,635)	-26%
Income before income taxes	3,132	2,935	7%	9,740	9,698	0%
Income tax provision	1,270	1,194	6%	3,931	3,925	0%

Net income	$1,862	$1,741	7%	$5,809	$5,773	1%

Basic earnings per share	$0.14	$0.13	8%	$0.43	$0.43	0%

Basic weighted average common shares outstanding	13,543,062	13,427,883		13,543,479	13,394,224

Diluted earnings per share	$0.14	$0.13	8%	$0.43	$0.43	0%

Diluted weighted average common and equivalent shares outstanding	13,592,577	13,485,143		13,594,198	13,452,642

Dividends per share	$0.145	$0.14	4%	$0.435	$0.42	4%

Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$6,516	$8,305
Receivables, net of allowance for doubtful accounts of $312 and $278	22,598	22,530
Inventories	5,408	8,379
Income taxes receivable	-	596
Deferred income taxes, net	1,623	1,887
Prepaid expenses	2,610	2,092
Other	1,106	1,399
Total current assets	39,861	45,188

Investments	3,414	3,213

Property, plant and equipment	455,290	437,623
Accumulated depreciation and amortization	(273,608)	(254,664)
Property, plant and equipment, net	181,682	182,959

Other assets:
Goodwill	29,028	29,028
Intangible assets, net	4,108	4,811
Deferred costs and other	2,865	3,105
Total other assets	36,001	36,944

Total assets	$260,958	$268,304

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,191	$5,818
Extended term payable	7,520	8,115
Deferred revenue	5,415	7,362
Accrued expenses and other	8,734	10,881
Financial derivative instruments	318	-
Current maturities of long-term obligations	1,584	1,648
Total current liabilities	26,762	33,824

Long-term liabilities:
Debt obligations, net of current maturities	134,018	135,133
Accrued income taxes	222	236
Deferred revenue	2,867	1,085
Financial derivative instruments	1,356	2,432
Accrued employee benefits and deferred compensation	12,857	12,481
Deferred income taxes	34,111	34,265
Total long-term liabilities	185,431	185,632

Total liabilities	212,193	219,456

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $0.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,553 in 2013 and 13,519 in 2012	1,355	1,352
Additional paid-in capital	16,188	15,950
Retained earnings	30,896	30,987
Accumulated other comprehensive income	326	559
Total shareholders' equity	48,765	48,848

Total liabilities and shareholders' equity	$260,958	$268,304

Fiber and Data Segment
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Business	$9,543	$8,808	8%	$28,206	$23,928	18%
Wholesale	7,193	6,720	7%	21,780	19,996	9%
Intersegment	222	215	3%	648	601	8%
Total Fiber and Data revenue	16,958	15,743	8%	50,634	44,525	14%

Cost of services
(excluding depreciation and amortization)	$8,906	$7,735	15%	$25,746	$21,819	18%
Selling, general and administrative expenses	3,252	2,925	11%	9,845	8,477	16%
Asset impairment	-	-		638	-
Depreciation and amortization	3,078	2,638	17%	8,796	7,155	23%
Total costs and expenses	15,236	13,298	15%	45,025	37,451	20%

Operating income	$1,722	$2,445	-30%	$5,609	$7,074	-21%
Net income	$1,024	$1,454	-30%	$3,325	$4,208	-21%

Capital expenditures	$4,725	$6,390	-26%	$10,638	$11,958	-11%

Equipment Segment
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Equipment	$12,849	$12,915	-1%	$41,123	$38,954	6%
Support Services	2,489	2,086	19%	6,568	6,332	4%
Total Equipment revenue	15,338	15,001	2%	47,691	45,286	5%

Cost of sales
(excluding depreciation and amortization)	$10,929	$10,906	0%	$35,011	$33,664	4%
Cost of services
(excluding depreciation and amortization)	1,803	1,802	0%	5,306	5,141	3%
Selling, general and administrative expenses	1,436	1,332	8%	4,240	4,159	2%
Depreciation and amortization	139	71	96%	348	213	63%
Total costs and expenses	14,307	14,111	1%	44,905	43,177	4%

Operating income	$1,031	$890	16%	$2,786	$2,109	32%
Net income	$614	$529	16%	$1,654	$1,254	32%

Capital expenditures	$31	$(15)	307%	$992	$175	467%

Telecom Segment
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2013	2012	Change	2013	2012	Change
Revenue before intersegment eliminations:
Local Service	$2,821	$3,124	-10%	$8,669	$9,901	-12%
Network Access	4,313	4,677	-8%	13,496	14,329	-6%
Broadband	5,241	4,861	8%	15,487	14,840	4%
Directory	677	764	-11%	2,137	2,316	-8%
Long Distance	593	611	-3%	1,749	1,895	-8%
Bill Processing	1,061	950	12%	2,914	3,190	-9%
Intersegment	552	465	19%	1,696	1,319	29%
Other	308	297	4%	869	933	-7%
Total Telecom revenue	$15,566	$15,749	-1%	$47,017	$48,723	-4%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$15,014	$15,284		$45,321	$47,404
Intersegment	552	465		1,696	1,319
	15,566	15,749		47,017	48,723

Cost of services (excluding depreciation and amortization)	7,415	7,447	0%	22,095	22,373	-1%
Selling, general and administrative expenses	2,359	2,779	-15%	7,330	8,429	-13%
Depreciation and amortization	4,289	4,146	3%	12,608	12,364	2%
Total costs and expenses	14,063	14,372	-2%	42,033	43,166	-3%

Operating income	$1,503	$1,377	9%	$4,984	$5,557	-10%

Net income	$891	$816	9%	$2,952	$3,301	-11%

Capital expenditures	$3,746	$2,979	26%	$9,125	$6,777	35%

Key Metrics
Business access lines	19,317	20,546	-6%
Residential access lines	21,149	22,715	-7%
Total access lines	40,466	43,261	-6%
Long distance customers	29,001	30,662	-5%
Digital Subscriber Line customers	20,793	19,751	5%
Digital TV customers	11,327	10,341	10%

Reconciliation of Non-GAAP Measures

	Three Months Ended
(Dollars in thousands)	Sep-13	Jun-13	Mar-13	Dec-12
Reconciliation of net income to EBITDA:
Net income	$1,862	$2,321	$1,626	$2,525
Add:
Depreciation and amortization	7,514	7,252	7,009	6,951
Interest expense	1,155	1,131	1,139	1,114
Income taxes	1,270	1,567	1,094	1,458
EBITDA	$11,801	$12,271	$10,868	$12,048
Adjustments allowed under our credit agreement:
Asset impairment	-	5	633	-
Adjusted EBITDA as defined in our credit agreement	$11,801	$12,276	$11,501	$12,048

Debt to EBITDA ratio
Total outstanding debt as of September 30, 2013 (including outstanding letters of credit)				$135,622
Adjusted EBITDA for the last (4) consecutive fiscal quarters as presented above				47,626
Debt to EBITDA ratio as of September 30, 2013				2.85

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in thousands)	2013	2012	2013	2012
Reconciliation of consolidated net income to EBITDA:
Net income	$1,862	$1,741	$5,809	$5,773
Add:
Depreciation and amortization	7,514	6,869	21,775	19,795
Interest expense	1,155	1,625	3,425	4,635
Income taxes	1,270	1,194	3,931	3,925
EBITDA	11,801	11,429	34,940	34,128
Adjustments allowed under our credit agreement:
Asset impairment	-	-	638	-
Adjusted EBITDA as defined in our credit agreement	$11,801	$11,429	$35,578	$34,128

(Dollars in thousands)
Reconciliation of net debt:	Sep-13	Jun-13	Mar-13	Dec-12
Debt obligations, net of current maturities	$134,018	$134,324	$134,723	$135,133
Current maturities of long-term obligations	1,584	1,655	1,648	1,648
Total Debt	$135,602	$135,979	$136,371	$136,781
Less:
Cash and cash equivalents	6,516	5,197	4,306	8,305
Net Debt	$129,086	$130,782	$132,065	$128,476

Reconciliation of Non-GAAP Measures

	Year Ending
	December 31, 2013
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2013 EBITDA guidance:	Low	High
Projected net income	$7,700	$9,500
Add back:
Depreciation and amortization	29,000	28,500
Interest expense	5,000	5,500
Taxes	5,300	6,500
Projected EBITDA guidance	$47,000	$50,000

Prior Year EBITDA	$46,176	$46,176
% Change	+2%	+8%